UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2012
EMRISE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2530 Meridian Parkway, Durham, NC		27713
(Address of principal executive offices)		(Zip Code)
(408) 200-3040
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2012, Ms. Brandi Festa submitted her resignation as EMRISE Corporation's (the “Company”) Director of Finance and Administration effective February 29, 2012 to pursue another opportunity. Additionally, Ms. Festa will resign Secretary, Treasurer of the Company on that effective date.

Ms. Festa will enter into an agreement with EMRISE to assist the Company as its acting Principal Accounting Officer through the completion and filing of the Company's annual report on Form 10-K for the year ended December 31, 2011. Subsequent to filing the Form 10-K, which is expected to occur on or before March 30, 2012, her service as acting Principal Accounting Officer will end; however, she will continue to be available as a consultant to assist EMRISE on an as needed basis.

Item 8.01    Other Events.

On February 7, 2012, the Company issued a press release regarding Ms. Festa's resignation and the search for a replacement.

A Copy of the Company's press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.    Description

99.1	Press Release issued by the Company regarding the resignation of Ms. Brandi Festa and the search for a replacement, dated February 7, 2012.*
* Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2012		EMRISE CORPORATION

	By:	/s/ Carmine T. Oliva
Carmine T. Oliva
Chief Executive Officer

EXHIBIT INDEX

Exhibit     No.    Description

99.1	Press Release issued by the Company regarding the resignation of Ms. Brandi Festa and the search for a replacement, dated February 7, 2012.*
* Filed herewith.